UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    June 7, 2010

PETROLEUM DEVELOPMENT CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	000-07246	95-2636730
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1775 Sherman Street, Suite 3000, Denver, Colorado 80203 (Address of Principal Executive Offices)		80203 (Zip Code)

Registrant’s telephone number, including area code:   (303) 860-5800

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 7.01	Regulation FD Disclosure.
Item 8.01	Other Events.

On June 7, 2010, Petroleum Development Corporation (“PDC”) and DP 2004 Merger Sub, LLC, a wholly owned subsidiary of PDC, entered into a merger agreement with each of PDC 2004-A Limited Partnership, PDC 2004-B Limited Partnership, PDC 2004-C Limited Partnership and PDC 2004-D Limited Partnership.  PDC serves as the general partner of each of these partnerships.  Pursuant to each merger agreement, if the merger is approved  by the  holders of a majority of the limited partner units held by limited partners of that partnership not affiliated with PDC, as well as the satisfaction of other customary closing conditions, then PDC will acquire such partnership.  If all four partnerships are acquired, PDC will pay an aggregate of approximately $36.4 million for the limited partnership units of these partnerships.  PDC expects the preliminary proxy statement to be mailed to investors in August 2010, and,  if the required approvals are received, the mergers to be completed early in the fourth quarter of 2010.

On June 9 and 10, 2010, Richard W. McCullough, Chairman and Chief Executive  Officer of PDC, will meet with several individual investors. His presentation will include information about the three-year partnership buyback program , the first stage of which is the mergers described herein.  A copy of the full presentation is furnished as Exhibit 99.1 hereto.

Information included in this report, and in Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the Exchange Act), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in the filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
99.1	Investor presentation, dated June 9, 2010.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PETROLEUM DEVELOPMENT CORPORATION

Date:  June 9, 2010                                                                By:          /s/ Gysle R. Shellum
     Name:  Gysle R. Shellum
Title:        Chief Financial Officer

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EXHIBIT INDEX

Exhibit Number	Description
99.1	[Investor presentation], dated June 9, 2010.

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